      As filed with the Securities and Exchange Commission on June 8, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                               BIO-VASCULAR, INC.
             (Exact name of registrant as specified in its charter)

                Minnesota                                 41-1695729
       (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

          2575 University Avenue                          55114-1024
           St. Paul, Minnesota                            (Zip Code)
 (Address of Principal Executive Offices)

                              ---------------------

                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ----------------------

                               Connie L. Magnuson
                 Vice-President-Finance, Chief Financial Officer
                             2575 University Avenue
                         St. Paul, Minnesota 55114-1024
                     (Name and address of agent for service)

                                 (651) 603-3700
          (Telephone number, including area code, of agent for service)

                            -------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
  Title of securities to be    Amount to be registered(1)     Proposed maximum      Proposed maximum        Amount of
          registered                                        offering price per    aggregate offering   registration fee
                                                                 share(2)              price(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $.01 per share (3)..........      400,000 shares               $2.65625            $1,062,500.00          $295.38
===========================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on June 4, 1999, as reported by the Nasdaq National Market.

(3)  Each share of Common Stock includes one Common Stock Purchase Right.

================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE
                                ----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of Common Stock, $.01 par value per share, of Bio-Vascular, Inc. (the "Company") to be issued pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"), bringing the total number of shares issuable thereunder and registered under the Securities Act to 1,066,227 and the total number of shares specifically reserved under the Plan to 810,000. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8, dated October 15, 1996 (File. No. 333-14093) which was previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

Item 8. Exhibits.

4.1 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-13907)).

4.2 Form of Rights Agreement, dated as of June 12, 1996, between Bio-Vascular, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 12, 1996 (File No. 0-13907)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1 Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

24.1 Power of Attorney (included on page II-2 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 8, 1999.

                                       BIO-VASCULAR, INC.

                                       By: /s/ Connie L. Magnuson
                                       -----------------------------------------
                                       Connie L. Magnuson
                                       Vice President - Finance, Chief Financial
                                       Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Karen Gilles and Connie L. Magnuson, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 8, 1999 by the following persons in the capacities indicated.

/s/ M. Karen Gilles          President, Chief Executive Officer (Principal
---------------------------  Executive Officer) and Director
M. Karen Gilles


/s/ Connie L. Magnuson       Vice President - Finance, Chief Financial
---------------------------  Officer and Secretary (Principal Financial and
Connie L. Magnuson           Accounting Officer)


/s/ Timothy M. Scanlan       Chairman, Board of Directors
---------------------------
Timothy M. Scanlan


/s/ Richard W. Perkins       Director
---------------------------
Richard W. Perkins


/s/ Anton R. Potami          Director
---------------------------
Anton R. Potami


/s/ William G. Kobi          Director
---------------------------
William G. Kobi


/s/ Edward E. Strickland     Director
---------------------------
Edward E. Strickland

                               BIO-VASCULAR, INC.
                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                INDEX TO EXHIBITS
                                -----------------

Item No.   Description                              Method of Filing

4.1        Form of Common Stock Certificate
           of the Company...................    Incorporated by reference to
                                                Exhibit 4.1  to the Company's
                                                Registration Statement on
                                                Form 10 (File No. 0-13907).

4.2        Form of Rights Agreement, dated as
           of June 12, 1996, between Bio-
           Vascular, Inc. and American Stock
           Transfer & Trust Company, which
           includes as Exhibit A the form of
           Rights Certificate ..............    Incorporated by reference to
                                                Exhibit 4.1 to the Company's
                                                Current Report on Form 8-K
                                                dated June 12, 1996 (File No.
                                                0-13907).

5.1        Opinion and Consent of Oppenheimer
           Wolff & Donnelly LLP..............   Filed herewith electronically.

23.1       Consent of Oppenheimer Wolff &
           Donnelly LLP......................   Included in Exhibit 5.1.

23.2       Consent of PricewaterhouseCoopers
           LLP...............................   Filed herewith electronically.

24.1       Power of Attorney.................   Included on page II-2 of this
                                                Registration Statement.